UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

Carisma Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3675 Market Street, Suite 401 Philadelphia, PA		19104
(Address of Principal Executive Offices)		( Zip Code)

Registrant’s telephone number, including area code: (267) 491-6422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	CARM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2024, the Compensation Committee of the Board of Directors of Carisma Therapeutics Inc. (the “Company”) approved special retention grants under the Company’s Amended and Restated 2014 Stock Incentive Plan to each of its named executive officers as follows: an option to purchase 125,000 shares of common stock to Steven Kelly, President and Chief Executive Officer, an option to purchase 85,000 shares of common stock to Richard Morris, Chief Financial Officer, and an option to purchase 85,000 shares of common stock to Michael Klichinsky, Pharm.D., Ph.D., Chief Scientific Officer (the “Executive Retention Options”). The Executive Retention Options are intended to serve as an incentive to retain key members of management during the continuing implementation of the Company’s revised operating plan, as well as in recognition of the management team’s performance and contributions throughout the implementation process. The Company intends to make additional retention grants to certain other employees.

The Executive Retention Options have an effective grant date of June 17, 2024, an exercise price per share equal to the closing price of the Company’s common stock on the Nasdaq Global Market on the grant date, and vest in two equal installments on the first anniversary and the second anniversary of the grant date, subject to each executive’s continued service to the Company on each applicable vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARISMA THERAPEUTICS INC.

	By:	/s/ Steven Kelly
Date: June 14, 2024		Steven Kelly
President and Chief Executive Officer